UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): October 26, 2005
Maxtor Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)
500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 894-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
          On October 26, 2005, Maxtor Corporation (the “Company”) issued a press release announcing its financial results for the third quarter ended October 1, 2005.
          The press release relating to the financial results for the third quarter ended October 1, 2005 is attached hereto as Exhibit 99.1.
Item 8.01 Other Events.
          On October 26, 2005, the Company announced its financial results for the third quarter ended October 1, 2005. Revenue for the third quarter of 2005 was $926 million and the Company reported net loss on a GAAP basis of $17 million, or $(0.07) per share. In the third quarter of 2004, revenue totaled $927 million and the Company reported net loss on a GAAP basis of $95.1 million, or $(0.38) per share.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
No.	Description
Exhibit 99.1	Earnings release, dated October 26, 2005, regarding the third quarter 2005 results of Maxtor Corporation.
Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXTOR CORPORATION
Date: October 26, 2005	By:	/s/ Duston M. Williams
	Name:	Duston M. Williams
	Title:	Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
Exhibit 99.1	Earnings release, dated October 26, 2005, regarding the third quarter 2005 results of Maxtor Corporation.